SPECIALTY PAPERBOARD LOGO

                                 SPECIALTY PAPERBOARD
                                     Brudies Road
                                     P.O. Box 498
                             Brattleboro, VT  05302  USA
                        Tel:  802/257-0365  Fax:  802/257/5900

             ____________________________________________________________

             FOR IMMEDIATE RELEASE         Contact:  Bruce Moore, Vice
                                                     President and Chief
                                                     Financial Office
                                                     (800) 451-4378



                            SPECIALTY PAPERBOARD ANNOUNCES

                                   FiberMark, Inc.
                                 AS NEW COMPANY NAME

                   COMPANY FILES TO LIST ON NEW YORK STOCK EXCHANGE

             ____________________________________________________________

             BRATTLEBORO, VERMONT (March 31, 1997)--Specialty Paperboard, Inc. announced today that it has changed the name of the company to FiberMark, Inc., effective immediately.

             Commenting on this change, FiberMark President and CEO Alex Kwader said, "The name FiberMark more accurately reflects out consolidated businesses, and the fact that we are a market leader in the manufacture and conversion of specialty fiber-based materials."

             FiberMark also announced today that is has filed an application to list its common stock on the New York Stock Exchange (NYSE). The Company's shares will continue trading on the NASDAQ Stock Market until the NYSE listing becomes effective. Trading on the NYSE is expected to begin on April 9, 1997, under the stock symbol "FMK".

             Regarding the move to the New York Stock Exchange, Mr. Kwader said, "The New York Stock Exchange is a very efficient market for the trading of our shares and listing there should provide multiple benefits for FiberMark's individual and institutional shareholders including enhanced visibility and improved liquidity."

             With the recent acquisitions of Custom Papers Group and Arcon Coating Mills in October 1996, and the 1994 acquisition of the Endura Products business from W.R. Grace & Co., FiberMark is now a company with a broad array of specialty fiber-based materials organized into four strategic business units.
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             -    Office Products materials include highly densified
                  pressboard for binder, notebook and report covers and a broad range of lighter cover materials used in such applications as file folders, expanding wallets and document covers.

             - Technical Specialties include materials used for electrical transformer insulation, photographic packaging, archival quality picture matting and records storage, book covers where high strength and distinctive appearance are important, and backings for sandpaper and other abrasives.

             - Durable Specialties include substrate materials for industrial and consumer masking tapes, binding and reinforcing tapes used in the manufacture of notepads, books, expanding wallets and checkbooks, and high strength labels used in the apparel industry as blue jeans label and other label applications.

             - Filter Products include materials used as the filtration media in the automotive and heavy equipment industries to filter oil, fuel and air in addition to industrial applications to filter water, hot oils, paints and lacquers.

             The Company has merged the acquired companies with its base business to form a decentralized organization based upon these four major product lines. "I feel this market based, decentralized management structure will greatly facilitate FiberMark's ability to identify and meet customer needs with current and newly developed fiber-based materials and products," commented Kwader.

             FiberMark is recognized as a leader in the use of recycled materials and is a leading manufacturer and converter of specialty fiber-based materials serving a wide range of industrial and consumer needs. The Company has nine manufacturing locations in the united States and focuses on niche markets worldwide to apply its specialty fibers expertise and versatile manufacturing capabilities in developing value-added products which meet advanced technical specifications and customer service requirements.